Exhibit 10.2

REVOLVING LINE OF CREDIT NOTE

$151,000.00	Phoenix, Arizona

May 22, 2012

1.	FUNDAMENTAL PROVISIONS

The following terms will be used as defined terms in this Revolving Line of Credit Note (as it may be amended, modified, extended and renewed from time to time, the “Note”).

Lender:	DAVID C. LINCOLN, an Individual

Borrower:	Enssolutions Corporation, an Arizona corporation

Principal Amount:	Borrower at borrower’s discretion may draw against this Line of Credit from time to time but at no time will the Maximum outstanding principal exceed One Hundred Fifty One Thousand Dollars ($151,000.00) subject to a maximum draw of 80% of the collateral base

Interest Rate:	Three Percent (3%) Per Annum

Maturity Date:	June 30, 2012

2.	PROMISE TO PAY

For value received, Borrower promises to pay on or before June 30, 2012 to the order of Lender, at his office at 1741 East Morten Avenue, Phoenix, Arizona 85020, or at such other place as the Lender hereof may from time to time designate in writing, the aggregate principal amount outstanding on the Borrower’s revolving line of credit as shown on the Lender’s records which shall at all times be conclusive and govern together with accrued interest from the date hereof on the unpaid principal balance at the Interest Rate.

3.	INTEREST PAYMENTS

(a)	Absent an Event of Default hereunder or under any of the Credit Documents, the Note shall bear interest at Three Percent (3% ) per annum. Throughout the term of this Note, interest shall be calculated on a daily basis and at maturity.

(b)	All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imports, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other set off. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by the holder hereof is not less than that required by this Note.

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4.	COLLATERAL

Note is collateralized by cross guarantee of Canadian accounts receivable.

5.	PREPAYMENT

(a)	Borrower may prepay the Loan, in whole or in part, at any time without penalty or premium.

6.	LAWFUL MONEY

Principal and interest are payable in lawful money of the United States of America.

7.	APPLICATION OF PAYMENTS/ LATE CHARGE.

Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in his sole discretion.

8.	EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

(a)	default in the payment of principal or interest when due pursuant to the terms hereof and the expiration of ten (10) days after written notice of such default from Lender to Borrower; or

(b)	the occurrence of an event of default under any other Credit Documents.

9.	ATTORNEYS’ FEES.

If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

10.	SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

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11.	CHOICE OF LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

Enssolutions Corporation, an
Arizona Corporation

By:	/s/ Darren R. Dierich
Darren R. Dierich
CFO

Date: May 22, 2012

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